UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 8, 2009

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 8, 2009, Remington Arms Company, Inc. (the “Company”) issued a Notice of Redemption (the “Notice of Redemption”) to the holders of its outstanding $200.0 million 10½% Senior Notes due 2011 (the “Notes”) that the Company intends to redeem all of the Notes on August 7, 2009 (the “Redemption Date”). The Notice of Redemption indicates that such redemption is conditioned upon the Company receiving sufficient funds on the Redemption Date from one or more financings and/or borrowings to fund the redemption price of the Notes and the accrued and unpaid interest thereon to the Redemption Date. The press release announcing the issuance of the Notice of Redemption is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 8, 2009*

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr. Stephen P. Jackson, Jr. Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)

July 8, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 8, 2009.